UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2010

SKYE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27549	88-0362112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7756 E. Greenway Rd., Scottsdale, AZ  85260
(Address of principal executive offices) (Zip Code)

(480) 993-2300
Registrant’s telephone number, including area code

7701 E. Gray Rd., Suite 104 Scottsdale AZ 85260
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 On August 17, 2010, the registrant elected Thomas Kauffman as its President and Chief Financial Officer.  Perry D. Logan will continue to serve as the CEO and a director of the registrant, and Thaddeus (Ted) Marek will continue to serve as the Secretary/Treasurer and a director.  Mr. Kauffman will receive annual salary of $120,000.

Mr. Kauffman had been the general manager of Phoenix Aviation since December 2007, where he was responsible for all operations of the privately-held company  located in Phoenix, Arizona, that provides a range of equipment and maintenance services to airlines, MRO’s and parts houses for the repair, maintenance and testing of main ship and emergency battery lighting systems for commercial aircraft.  From January 1997 to December 2007, he was the vice president of sales and marketing of Results Group of Scottsdale, Arizona, a privately-held sales training organization.  Mr. Kauffman had started with Results Group in July 1992 as its corporate controller and then was made director of operations in June 1994 before being promoted to the vice president position.  Mr. Kauffman is a certified public accountant and graduated from Arizona State University in 1988 with a bachelor of science degree from its College of Business/School of Accountancy.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC.

Date: August 20, 2010	By:	/s/ Perry Logan
Perry Logan
Chief Executive Officer